UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2013

RAAM Global Energy Company

(Exact name of registrant as specified in its charter)

Delaware	333-172897	20-0412973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1537 Bull Lea Rd., Suite 200 Lexington, Kentucky	40511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (859) 253-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 5, 2013, Century Exploration New Orleans, LLC, a Delaware limited liability company (“New Orleans”), Century Exploration Houston, LLC, a Delaware limited liability company, (“Houston”) and Century Exploration Resources, LLC, a Delaware limited liability company, (“Resources” and, together with New Orleans and Houston, the “Subsidiaries”), each a wholly-owned subsidiary of RAAM Global Energy Company, a Delaware corporation (the “Company”) entered into a Second Amendment (the “Second Amendment”) to their Fourth Amended and Restated Credit Agreement, with the lenders party thereto and Union Bank, N.A., as administrative agent (as amended, the “Revolving Credit Facility”). The Subsidiaries are the borrowers under the Revolving Credit Facility and the Company guarantees their obligation thereunder.

The Second Amendment increases the maximum allowable principal amount of senior notes from $200 million to $250 million.

The foregoing description of the Second Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Second Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Second Amendment to the Fourth Amended and Restated Credit Agreement, dated as of March 5, 2013, among Century Exploration New Orleans, LLC, Century Exploration Houston, LLC and Century Exploration Resources, LLC, the lenders party thereto and Union Bank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2013

RAAM Global Energy Company

By:	/s/ Jeffrey Craycraft
Name:	Jeffrey Craycraft
Title:	Chief Financial Officer

Exhibit No.	Description of Exhibit

10.1	Second Amendment to the Fourth Amended and Restated Credit Agreement, dated as of March 5, 2013, among Century Exploration New Orleans, LLC, Century Exploration Houston, LLC and Century Exploration Resources, LLC, the lenders party thereto and Union Bank, N.A., as administrative agent.

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